Jiangxi 21st Century Wonderland Culture Spreading Co., Ltd.

Equity Transfer Agreement

Assignor (hereinafter referred to as Party A): 21st Century Publishing House
Address: 75 Zi’an Road, Xihu District, Nanchang City, Jiangxi
Legal representative: Qiu-lin, Chang
Tel: 0791-6535328
Title: Director

Assignee: (hereinafter referred to as Party B): Shanghai Kid Castle Education Information Consulting Co., Ltd.
Address: Rm. 408, No. 1277 Beijing West Road, Shanghai
Legal representative: Lu-lin ,Wang
Tel: 021-62893482
Title: Chairman

Whereas:
1)
Jiangxi 21st Century Wonderland Culture Spreading Co., Ltd. (hereinafter referred to as Wonderland Company) is a limited company (registration No.: 360001132771) jointly invested by Party A and Shanghai Kid Castle Education Software Development Co., Ltd. in January 2004, with a registered capital of RMB 2 million;

2)
According to the equity transfer agreement, Party A shall, pursuant to the terms and conditions of this agreement, assign to Party B its 40% equity of Wonderland company, and thus Party B will 40% equity of Wonderland and become a shareholder of the company;

3)
Prior to this, through sufficient and equal consultation, both parties have concluded an agreement concerning the transfer by Party B of 40% equity of Party A in Wonderland, relevant rights and interests, relevant examination & approval, change registration and other matters:

Therefore, both parties agree as follow:

Article 1 Equity Transfer
1.1	As shareholder of Wonderland company, Party A has the entire right to it stipulated by the national law, and this equity transfer has been approved by the power authorities of Wonderland.
1.2	According to the terms and conditions of this agreement, Party A will assign to Party B 40% equity of Wonderland company as well as all rights, interests and obligations corresponding to it;
1.3	According to the terms and conditions of this agreement, Party B will accept 40% equity of Wonderland company assigned by Party A as well as all rights, interests and obligations corresponding to it;
1.4
Party A is legally responsible for corporate liabilities occurring prior to completion of the equity change registration by Wonderland company and Party B is legally responsible for corporate liabilities occurring after completion of the equity change registration.

Article 2 Transfer amount and change registration
2.1 Party A hereto assigns its 40% equity of Wonderland company at the transfer amount of RMB 1 million, and Party B shall pay off the amount after completion of relevant equity change procedures.
2.2 Party B can pay the above transfer amount through bank remittance or issuing bank promissory note.

Article 3 Promise and Warranty
3.1 Promise of Party A:
(1) Responsible for assisting Party B to conduct statutory and necessary procedures such as examination for approval and change;
(2) Responsible for assisting Party B to handle change registration related to equity and this transfer in related governmental agencies;
(3) Assisting Party B to carry out original corresponding rights and obligations of Party A related to the equity in the Articles of Association of Wonderland company to have this transfer to be in full accordance with the regulations of the articles of association.

3.2 Promise of Party B:
After conclusion of this agreement, all change registration procedures necessary for this transfer shall be completed in relevant governmental agencies. Upon execution of the agreement, Party B is entitled to exercise its power as a shareholder according to the agreement and discreetly exert the rights and obligations of Party A related to the equity transfer in articles of association of Wonderland company;

3.3 The above statements and warranties are made on the date of signing the Equity Transfer Agreement. Both parties hereto are responsible respectively for the authenticity, accuracy and integrity of all statements and warranties in this agreement.

Article 4 Miscellaneous
4.1 Matters not covered in this agreement shall be handled in accordance with the Company Law, the Contract Law and other applicable laws and regulations. Any conflict between this agreement and national laws and regulations shall be settled by both parties through consultation.

4.2 This agreement comes into effect as of the date of execution; this agreement is made in four copies, one copy respectively held by both parties, one copy retained by Wonderland company, and one copy used for industry and commerce registration.

Party A: 21st Century Publishing House
Legal /authorized representative (signature)

Party B (seal): Shanghai Kid Castle Education Information Consulting Co., Ltd.
Legal /authorized representative (signature)

Date:

Confirmation

This company hereby confirms the contents of foregoing Equity Transfer Agreement signed by 21st Century Publishing House, the company shareholder, and Shanghai Kid Castle Education Information Consulting Co., Ltd. on _________ 2007, and makes every effort to fulfill relevant obligations according to the above agreement in cooperation with related shareholders. This company will also perform the obligations necessary for the equity transfer such as issuing relevant documents and relevant change registration.

Confirmer (seal) :

Jiangxi 21st Century Wonderland Culture Spreading Co., Ltd.
Date: